Exhibit 5.1

Hogan Lovells US LLP 4085 Campbell Avenue Suite 100 Menlo Park, CA 94025 T +1 650 463 4000 F +1 650 463 4199 www.hoganlovells.com

March 25, 2016

Board of Directors

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, Massachusetts 02451

Ladies and Gentlemen:

We are acting as counsel to Syndax Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed offering of up to 4,717,539 newly issued shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), all of which Shares are issuable pursuant to the Syndax Pharmaceuticals, Inc. 2007 Stock Plan, Syndax Pharmaceuticals, Inc. 2015 Omnibus Incentive Plan, or the Syndax Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (collectively, the “Plans”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the applicable Plan, and

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Board of Directors Syndax Pharmaceuticals, Inc.	- 2 -	March 25, 2016

(iii) receipt by the Company of the consideration for the Shares specified in the applicable resolutions of the Board of Directors and in the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP